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                            ELECTRIC LIGHTWAVE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
1. Purpose

     The purpose of the Employee Stock Purchase Plan (the "Plan") is to enable eligible employees of Electric Lightwave, Inc. (the "Company") to acquire Class A Common Stock of the Company and thereby participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 as amended (the "Code").

2. Enrollment and Participation in the Plan

     (a) Newly Eligible Employees. In order to purchase Class A Common Stock under this Plan during a Purchase Period, newly Eligible Employees must deliver an executed Subscription Agreement and Payroll Deduction Authorization Form (the "Subscription Agreement") to the Committee during the first through fifteenth day of the month preceding the month containing the commencement date of the Purchase Period in which they wish to participate. Upon timely execution and delivery of a Subscription Agreement, an Eligible Employee will automatically participate in the Plan during each successive Purchase Period until he or she discontinues participation in accordance with Paragraph 2(b). Failure to execute and deliver the Subscription Agreement on a timely basis with respect to a Purchase Period shall prevent participation in the Plan for that Purchase Period and any subsequent Purchase Period until the Eligible Employee executes and timely files another Subscription Agreement.

     (b) Canceling or Modifying Participation. A participating Eligible Employee may (i) cancel his election to participate or (ii) reduce (but not increase) the amount of his or her authorized payroll deductions during a Purchase Period, by delivering written notice of cancellation or modification to the Committee (or its delegatee) prior to the close of business on the last business day of the Purchase Period. Such notice shall be effective upon receipt by the Committee or other person or office authorized to accept notices of cancellation or modification. Only one modification of a payroll deduction authorization is permitted during a Purchase Period. A participating Eligible Employee cannot increase the amount of payroll deductions during an ongoing Purchase Period, but may do so prospectively for a subsequent Purchase Period by timely filing a new Subscription Agreement during the next available subscription period.

     An Eligible Employee by filing a notice of cancellation form may either:

          (i) receive in cash, as soon as practicable following delivery of the notice of cancellation, the amount then credited to the Employee's account, or

          (ii) have the amount credited to the Employee's account at the time the cancellation becomes effective applied to purchase the number of shares such amount will then purchase.

     An Eligible Employee who cancels participation cannot resume participation during the Purchase Period in which their participation is cancelled, but may resume participation by filing a new Subscription Form during the first through fifteenth day of the month preceding the month containing the commencement date of any subsequent Purchase Period.

     Any Eligible Employee reducing his payroll deduction authorization shall continue to participate at the reduced rate for the remainder of the Purchase Period. If the aggregate amount in the Employee's account (including the reduced payroll deductions) exceeds an amount equal to the reduced payroll deduction times the total number of payroll periods occurring in the Purchase Period, the excess may be paid to the Eligible Employee in cash.

3. Grant of Options

     Options to purchase the Company's Class A Common Stock under the Plan shall be granted only to Eligible Employees. The Committee may determine that any offering of Class A Common Stock under the Plan will not be extended to

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directors, officers, or highly paid employees of the Company or its Subsidiaries as defined in Code Section 414(q) or to those employees whose principal duties consist of supervising the work of other employees.

     With respect to each offering of Class A Common Stock during a Purchase Period, each participating Eligible Employee shall be eligible to purchase a number of shares to be determined by the following procedure:

Step 1 Determine the aggregate amount which will be withheld from the Eligible
       Employee's pay during the Purchase Period;

Step 2 Determine an amount equal to the lower of 85% of the Average Market Price on the first day of the Purchase Period and on the last day of the Purchase Period (i.e., the date on which the Option to purchase is exercised);

Step 3 Divide the amount determined in Step 1 by the amount determined in Step 2 and round off the quotient to the nearest whole number. This final number shall be the maximum number of shares the Eligible Employee will be entitled to purchase for the Purchase Period.

     An Eligible Employee may elect to purchase fewer than the total number of shares which he or she is entitled to purchase.

     The date on which the Option is granted to each participating Eligible Employee shall be the first day of the Purchase Period. Notice that an Option has been granted shall be given to each participating Eligible Employee and shall show the amount to be withheld from such Eligible Employee's pay for each payroll period during the Purchase Period.

     If the total number of shares elected to be purchased under the Plan exceeds the number of shares offered, the Company reserves the right to reduce the maximum number of shares that Eligible Employees may purchase, or allot the shares available in such manner as it shall determine, but generally pro rata to purchase orders received, and to grant Options to purchase only such reduced number of shares.

     Shares included in any offering under the Plan that exceed the total number of shares which all Eligible Employees elect to purchase, and all shares with respect to which elections to purchase are canceled as provided in Paragraph 2(b) shall continue to be available for inclusion in any subsequent offering under the Plan.

4. Purchase Price

     The purchase price for shares of Class A Common Stock purchased pursuant to the Plan (except as otherwise provided herein) will equal the lesser of 85% of the Average Market Price on the first day of the Purchase Period or 85% of the Average Market Price on the last day of the Purchase Period. If no shares were traded on either or both of those days, the purchase price shall be established based upon 85% of the Average Market Price on the last day prior thereto on which shares were traded.

5. Method of Payment

     Payment for shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Eligible Employee electing to purchase shares will authorize the Company to withhold a designated amount from the Employee's regular weekly, biweekly, semimonthly or monthly pay for each payroll period during each Purchase Period. All such payroll deductions made for an Eligible Employee shall be credited to the Employee's non-interest bearing account under the Plan. At the end of the Purchase Period, each Eligible Employee shall receive in cash the balance remaining in the Employee's account, if any, after the purchase of the number of shares covered by the Option to purchase shares.

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6. Limitations on Number of Shares which may be Purchased

     The following limitations shall apply with respect to the number of shares which may be purchased by each Eligible Employee who elects to participate in an offering under the Plan.

     (a) No Eligible Employee may purchase shares during any one offering pursuant to the Plan for an aggregate purchase price (which shall be computed on an annualized basis in the event the Purchase Period is more or less than 12 months) in excess of 20% of the Employee's Annual Pay;

     (b) No Employee may be granted an Option under this Plan if such Employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or any of its Subsidiaries. For the purpose of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the Employee may purchase under all outstanding Options shall be treated as stock owned by the Employee; and

     (c) No Eligible Employee may be granted an option that permits the Employee's rights to purchase stock under the Plan and all other stock option plans of the Company and of any Subsidiary pursuant to Section 423 of the Internal Revenue Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such stock (determined on the date the option to purchase is granted).

7. Shares Reserved for Plan

     The shares of the Company's Class A Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares of Class A Common Stock which shall be reserved and made available for sale under the Plan shall be 200,000. The shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Committee will specify the number of shares to be made available, the length of the Purchase Period and such other terms and conditions not inconsistent with the Plan as may be appropriate. In no event shall the Purchase Period exceed 27 months for any offering.

     In the event of a subdivision or combination of the Company's shares including a stock dividend, stock split or similar event, the maximum number of shares which may thereafter be issued and sold under the Plan and the number of shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, the terms relating to the price at which shares under elections to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In case of a reclassification or other change in the Company's shares, the Board of Directors also will make appropriate adjustments.

8. Rights as Stockholder

     An Eligible Employee will become a stockholder of the Company with respect to shares for which payment has been completed at the close of business on the last business day of the Purchase Period. Shares will be credited to the employee's brokerage account as soon as practicable after an Eligible Employee becomes a stockholder.

9. Rights to Purchase Shares Not Transferable

     All rights of an Eligible Employee under the Plan may be exercised only by the Eligible Employee during his or her lifetime. An Eligible Employee's rights under an election to purchase shares may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. If this provision is violated, the right of the Eligible Employee to purchase shares shall terminate and the Employee will be paid in cash any amount credited to the Employee's account.

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10. Administration, Amendment and Termination of the Plan

     The Plan shall be administered by a Committee consisting of not fewer than three directors of the Company who shall be appointed by the Board of Directors. Each Committee member shall be a "disinterested person" as such term is defined in Rule 16b-3 of the rules of the Securities and Exchange Commission. The Committee shall be vested with full authority to make, administer and interpret such rules and regulations regarding the Plan or to make amendments to the Plan itself as it may deem advisable. No amendment shall increase the maximum number of shares available for sale under the Plan, other than as required to reflect a subdivision or a combination as provided in Paragraph 7 hereof, or expand the persons eligible to participate in the Plan beyond the employees of the Company and its Subsidiaries, unless such amendment is approved by the shareholders of the Company. Any determination, decision, or action of the Committee in connection with the Plan shall be binding upon all Eligible Employees and all persons claiming under an Eligible Employee.

     The Company expressly reserves the right, at any time and from time to time, to terminate the Plan. If not sooner terminated in accordance with the preceding sentence, the Plan shall terminate when all shares reserved for issuance under the Plan have been subscribed for and purchased.


11. Leave of Absence or Layoff

     A participating Eligible Employee who, during a Purchase Period, is on a leave of absence (including a military leave) for a period of 90 days or less (or if for a period in excess of 90 days, the Employee's right of reemployment with the Company is guaranteed either by statute or by contract) may during such period of absence make payments in cash to the Company in amounts equal to the payroll deductions that would have been made had the Employee been actively employed by the Company.


12. Effect of Failure to Make Payments When Due

     If, in any payroll period, a participating Eligible Employee's pay is insufficient (after other authorized deductions are taken) to make the deduction agreed to under this Plan, the Employee may make up this deficiency in cash. If not made up, the Eligible Employee, when his or her pay is again sufficient to permit the resumption of payroll deductions, must pay in cash the amount of the deficiency in his or her account or arrange for uniformly increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of shares covered by the Employee's Option will be completed in the last month of the Purchase Period. If the Eligible Employee elects to make increased installment payments, he or she may, nevertheless, at any time make up the remaining deficiency by a lump sum payment.

     The Company may treat the failure by an Eligible Employee to make any payment as a cancellation of his or her election to purchase shares. Such cancellation will be effected by mailing notice to the Employee at the Employee's last known business or home address. Upon such mailing, the Employee's only right will be to receive in cash the amount credited to his or her account.

13. Retirement or Death

     If an Eligible Employee has an election to purchase shares in effect at the time of the Employee's retirement or death, he or she (or, in the case of death, the legal representative) may:

     (a) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

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     (b) Cancel the election to purchase shares in accordance with the provisions of Paragraph 2(b), by delivering written notice to the Committee (or its delegatee) within three months from the Eligible Employee's retirement or death, as the case may be, but in no event later than the end of the Purchase Period.

     If no such notice is given within such period, the election will be deemed canceled as of the date of the Eligible Employee's retirement (or death, as the case may be) and the only right of the Eligible Employee (or, if applicable, the Employee's legal representative) will be to receive in cash the amount credited to the Eligible Employee's account.

14. Termination of Employment other than for Retirement or Death

     If an Eligible Employee is terminated for any reason other than retirement or death prior to the end of the Purchase Period, the Employee's election to purchase shall be deemed canceled as of the date on which employment ended. In such an event, the Eligible Employee's only right will be to receive in cash the amount credited to his or her account.

15. Application of Funds

     All funds received by the Company in payment for shares to be purchased under the Plan and held at any time by the Company may be used for any valid corporate purpose.

16. Governmental Approvals or Consents

     The Plan shall not be effective unless it is approved by the stockholders of the Company within 12 months after the Plan is proposed for approval by the Board of Directors of the Company. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code.

17. Refund of Funds Received

     In the event that, after the Average Market Price on the last day of the Purchase Period is known, the number of shares made available during the Purchase Period ("Designated Shares") is less than the number of shares elected to be purchased by participating Eligible Employees under the Plan, determined by taking into account the amounts credited to their accounts as of the last day of the Purchase Period, then the Company shall, as soon as administratively possible:

     (a) Allocate the Designated Shares on a pro rata basis among the participating Eligible Employees in proportion to the number of shares otherwise purchasable by each participating Eligible Employee prior to the allocation contemplated by this Paragraph; and

     (b) Return to each participating Eligible Employee any amount credited to their accounts which is not utilized to purchase shares with respect to such Purchase Period.

18. Definitions

     The following terms have the following meanings in this Plan:

          (a) "Annual Pay" shall mean an amount equal to the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company or a Subsidiary on the effective date of an offer of stock made pursuant to the Plan.

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          (b) "Average Market Price" shall be the mean between the high and low prices for the Company's shares of Class A Common Stock on the NASDAQ as reported by such exchange.

          (c) "Class A Common Stock" shall mean shares of the $.01 par value Class A Common Stock of the Company.

          (d) "Eligible Employee" shall mean a person regularly employed by the Company or a Subsidiary on the effective date of any offering of stock pursuant to the Plan, who is customarily employed by the Company or a Subsidiary for more than twenty hours per week and more than five months in a calendar year; provided the Board of Directors may exclude the employees of any specified Subsidiary from any offering under the Plan.

          (e) "Option" shall mean the right granted to Eligible Employees to purchase the Company's Class A Common Stock under an offering made under the Plan.

          (f) "Purchase Period" shall mean the period commencing on the date on which Options are granted to participating Eligible Employees and ending on the last day of the last month in which installment payments for stock to be purchased under the Plan may be made.

          (g) "Subscription Period" shall mean that period of time designated by the Committee prior to the first day of any Purchase Period during which an Eligible Employee may elect to purchase Class A Common Stock under this Plan.

          (h) "Subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code.


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